Exhibit 10.5

DATE:  September 28, 2012

TO:                           The Purchasers of Combimatrix Corporation’s 6% Series A Convertible Preferred Stock and Warrants

This letter will confirm my agreement to vote all shares of Combimatrix Corporation  (the “Company”) voting stock over which I have voting control in favor of any resolution presented to the shareholders of the Company to approve the issuance, in the aggregate, of more than 19.999% of the number of shares of common stock of the Company outstanding on the date of closing pursuant to that certain Securities Purchase Agreement, dated September 28, 2012, among the Company and the purchasers signatory thereto (the “Purchase Agreement”) and the other agreements entered into in connection therewith or as otherwise may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity).  This agreement is given in consideration of, and as a condition to enter into such Securities Purchase Agreement and is not revocable by me.

By:

Name of Shareholder:
Number of Shares owned:
Percentage Beneficial Ownership: